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                                    GUARANTY
                                (Parent Company)


         This Guaranty dated as of December 29, 1997 ("Agreement"), is made by Queen Sand Resources, Inc., a Delaware corporation ("Guarantor"), in favor of Enron Capital & Trade Resources Corp., a Delaware corporation, in its capacity as agent for the lenders described below ("Agent").

                                  INTRODUCTION

         This Agreement is given in connection with the Subordinated Revolving Credit Loan Agreement dated as of December 29, 1997 (as modified from time to time, the "Loan Agreement"), among Queen Sand Resources, Inc., a Nevada corporation ("Borrower"), the lenders who are or may become party thereto, and the Agent, the defined terms of which are used herein unless otherwise defined herein. It is a condition precedent to the effectiveness of the Loan Agreement that the Guarantor executes and delivers this Agreement to the Agent. The Borrower is a Subsidiary of the Guarantor. The Guarantor expects that, as a result of its ownership of the Borrower, it will obtain substantial benefit from the extensions of credit expected to be made to the Borrower under the Loan Agreement.

         Therefore, to induce the Agent and the Lenders to enter into the Loan Agreement, the Guarantor agrees with the Agent as follows:

Section 1.        Guaranty.

         1.1 The Guarantor irrevocably guarantees to the Agent the full payment when due of (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Agent or any Lender (and with respect to the Interest Hedge Agreements, any Affiliates of any Lender) under the terms of the Loan Agreement and the other Loan Documents, including amounts owed under the terms of the Loan Agreement and the other Loan Documents for which the Borrower has obtained relief under bankruptcy or other laws providing for relief from creditors, and (b) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations (collectively, the "Guaranteed Obligations"). This is a guaranty of payment and not merely a guaranty of collection, and the Guarantor is liable as a primary obligor. If any of the Guaranteed Obligations are not punctually paid when due, whether by maturity, acceleration, or otherwise, and the Agent shall notify the Guarantor of such default and make demand for payment hereunder, the Guarantor shall immediately pay to the Agent the full amount of the Guaranteed Obligations which are due and payable. The Guarantor shall make each payment to the Agent in U.S. Dollars in immediately available funds as directed by the Agent. The Agent is hereby authorized at any time following any demand for payment hereunder to set off and apply any indebtedness owed by the Agent to the Guarantor against any and all of the obligations of the Guarantor under this Agreement. The Agent agrees to promptly notify the Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.



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         1.2 This Agreement is subordinate to the Senior Debt in accordance with the terms of the Subordination Agreement.

Section 2.        Guaranty Absolute.

         2.1 This Agreement shall be deemed accepted by the Agent upon receipt, and the obligations of the Guarantor under this Agreement are effective immediately and are continuing and cover all Guaranteed Obligations arising prior to and after the date hereof. This Agreement may not be revoked by the Guarantor and shall continue to be effective with respect to Guaranteed Obligations arising or created after any attempted revocation by the Guarantor.

         2.2 The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Agreement and the other Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The Guarantor agrees that the Guarantor's obligations under this Agreement shall not be released, diminished, or impaired by, and waives any rights which the Guarantor might otherwise have which relate to:

                  (a) Any lack of validity or enforceability of the Guaranteed Obligations, any Loan Document, or any other agreement or instrument relating thereto; any increase, reduction, extension, or rearrangement of the Guaranteed Obligations; any amendment, supplement, or other modification of the Loan Documents; any waiver or consent granted under the Loan Documents, including waivers of the payment and performance of the Guaranteed Obligations; or any sale, assignment, delegation, or other transfer of the Guaranteed Obligations or the Loan Documents;

                  (b) Any grant of any security or support for the Guaranteed Obligations or any impairment of any security or support for the Guaranteed Obligations, including any full or partial release, exchange, subordination, or waste of any collateral for the Guaranteed Obligations or any full or partial release of the Borrower, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; any change in the organization or structure of the Borrower, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of the Borrower, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations;

                  (c) The manner of applying payments on the Guaranteed Obligations or the proceeds of any security or support for the Guaranteed Obligations against the Guaranteed Obligations;

                  (d) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.2, notice of any default or event of default, however denominated, under the Loan Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of action to enforce the payment or performance of the Guaranteed Obligations, notice of any sale or foreclosure



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of any collateral for the Guaranteed Obligations, notice of any transfer of the
Guaranteed Obligations, notice of the financial condition of or other circumstances regarding the Borrower, the Guarantor, or any other Person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations (and the parties intend that no Guarantor by execution of this Agreement shall be considered a "Debtor" as defined in Section 9.105 of the UCC for the purpose of notices required to be given to a Debtor thereunder); or

                  (e) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof--it is the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not particularly described herein.

         2.3 This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason including any bankruptcy proceeding. In the event that the Agent or any Lender must refund any payment received against the Guaranteed Obligations, any prior release from the terms of this Agreement given to the Guarantor by the Agent shall be without effect, and this Agreement shall be reinstated in full force and effect. It is the intention of the Guarantor that the Guarantor's obligations hereunder shall not be discharged except by final payment of the Guaranteed Obligations.

Section 3.        Unimpaired Collection.

         3.1 There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the Agent, in order to enforce payment by the Guarantor under this Agreement, to show any proof of the Borrower's default, to exhaust the Agent's remedies against the Borrower, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, to enforce any security or support for the payment or performance of the Guaranteed Obligations, or to enforce any other means of obtaining payment or performance of the Guaranteed Obligations. The Guarantor waives any statutory or common law procedural or substantive rights related to the foregoing. Neither the Agent nor any Lender shall be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

         3.2 With respect to the Guarantor, all Subordinated Obligations of the Guarantor (as defined below) shall be subordinate and junior in right of payment and collection to the payment and collection in full of all Guaranteed Obligations as described below:

                  (a) As used herein, the term "Subordinated Obligations" for the Guarantor means: (i) all present and future indebtedness, liabilities, and obligations of any kind owed by the Borrower, any other Guarantor (as defined in the Loan Agreement), or any other Person liable for the payment or performance of the Guaranteed Obligations to the Guarantor, including (A) debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to



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the Guarantor and including (B) any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. Section 509, or under state statutes), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of the Agent against the Borrower, the Guarantor, or any Person liable for the payment or performance of the Guaranteed Obligations, or any collateral which the Agent now has or may acquire, and (ii) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.

                  (b) Until all Guaranteed Obligations have been irrevocably paid in full (and therefore the payment thereof is no longer subject to being set aside or returned under the law), the Guarantor agrees not to take any action to enforce payment of the Subordinated Obligations of the Guarantor, but this standstill is not intended as a permanent waiver of the subrogation, contribution, indemnification, reimbursement, exoneration, participation, or other rights of the Guarantor.

                  (c) Upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of assets for creditors, dissolution, liquidation, or marshaling of the assets of the Borrower, the Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, (i) all amounts due with respect to the Guaranteed Obligations shall be paid in full before the Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of the Guarantor, and (ii) all payments to which the Guarantor would be entitled to collect or receive on the Subordinated Obligations of the Guarantor shall be paid over to the Agent for application to the Guaranteed Obligations.

                  (d) Following notice from the Agent to the Borrower that an Event of Default exists and that no further payments shall be made on the Subordinated Obligations of the Guarantor, all amounts due with respect to the Guaranteed Obligations shall be paid in full before the Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of the Guarantor.

                  (e) Any lien, security interest, or assignment securing the repayment of the Subordinated Obligations of the Guarantor shall be fully subordinate to any lien, security interest, or assignment in favor of the Agent or any Lender which secures the Guaranteed Obligations. At the request of the Agent, the Guarantor will take any and all steps necessary to fully evidence the subordination granted hereunder, including amending or terminating financing statements and executing and recording subordinations of liens.

                  (f) This is an absolute and irrevocable agreement of subordination and the Agent may, without notice to the Guarantor, take any action described in Section 2.2 without impairing or releasing the obligations of the Guarantor hereunder.

                  (g) Except for assignments made pursuant to guaranties of the Senior Debt, the Guarantor shall not assign or otherwise transfer to any other Person any interest in the Subordinated Obligations of the Guarantor without the prior written permission of the Lender and except for



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assignments made pursuant to guaranties of the Senior Debt, unless the Guarantor causes the assignee or other transferee to execute and deliver to the Agent a subordination agreement in substantially the form of the subordination provisions in this Agreement.

                  (h) If any amount shall be paid to the Guarantor in violation of this Section 3.2, such amount shall be held in trust for the benefit of the Agent and immediately turned over to the Agent, with any necessary endorsement, to be applied to the Guaranteed Obligations.

Section 4.        Miscellaneous.

         4.1 The Guarantor hereby affirms and shall comply with the representations, warranties, and covenants made by the Borrower in the Loan Agreement to the extent that such representations, warranties, and covenants are applicable to the Guarantor, including all of the covenants in Articles 4 and 5 of the Loan Agreement.

         4.2 The Guarantor shall take all actions necessary to comply with the Borrower's obligations under Section 2.11 of the Loan Agreement and to effectuate any exchange made thereunder. The Guarantor shall at all times reserve and keep available, free from preemptive rights, as part of the authorized but unissued common stock of the Guarantor ("Parent Company Common Stock"), solely for the purpose of issuance upon an exchange pursuant to Section
2.11 of the Loan Agreement, such number of shares of Parent Company Common Stock as shall then be issuable upon the exchange of the entire amount of the outstanding principal balance of the Note and accrued but unpaid interest thereon. The Guarantor covenants that all shares of Parent Company Common Stock which shall be so issuable shall, upon issuance, be duly and validly issued, fully paid and nonassessable. The Guarantor shall from time to time, in accordance with applicable law, increase the authorized amount of Parent Company Common Stock if at any time the authorized amount of Parent Company Common Stock remaining unissued shall not be sufficient to permit the exchange of the entire amount of the outstanding principal balance of the Note and accrued but unpaid interest thereon. The Guarantor covenants that it shall not permit the par value of the Parent Company Common Stock to be increased from $0.0015 per share. The issuance of certificates representing shares of Parent Company Common Stock upon an exchange pursuant to Section 2.11 of the Loan Agreement shall be made without charge to the Lenders for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, the Agent; provided that in no event shall the Guarantor be required to pay or reimburse any Lender or the holder of any such certificate for any income tax payable by such Lender or such holder as a result of such issuance. The Guarantor agrees that any Parent Company Common Stock issued pursuant to Section 2.11 of the Loan Agreement shall be "Registrable Securities" for the purposes of the Registration Rights Agreement.

         4.3 The Guarantor agrees that this Agreement shall be governed by the laws of the State of New York. If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of the Guarantor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. If a due date for an amount payable is not specified in this Agreement, the due date shall be the date on which the Agent demands payment therefor.



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The Agent's and the Lenders' remedies under this Agreement and the Loan
Documents to which the Guarantor is a party shall be cumulative, and no delay in enforcing this Agreement and the Loan Documents to which the Guarantor is a party shall act as a waiver of the Agent's or any Lenders' rights thereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought. This Agreement shall bind and inure to the benefit of the Guarantor and the Lender and their respective successors and assigns. The Guarantor may not assign its rights or delegate its duties under this Agreement. The Agent and the Lenders may assign their rights and delegate its duties under this Agreement in accordance with the terms of the Loan Agreement. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement. Unless otherwise specified, all notices and other communications between the Guarantor and the Agent provided for in this Agreement and the Loan Documents to which the Guarantor is a party shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, or personally delivered to the receiving party. Any communication so addressed and mailed shall be deemed to be given when so mailed and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged or confirmed, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower or the Agent, as the case may be. All such communications shall be mailed, sent or delivered,

         If to the Guarantor:

                  Queen Sand Resources, Inc.
                  3500 Oak Lawn Drive, Suite 380
                  Dallas, Texas 75219
                  Attn: Robert P. Lindsay
                  Telephone:        (214) 521-9959
                  Facsimile:        (214) 521-9960

                  with a copy to:

                  Queen Sand Resources, Inc.
                  60 Queen Street, Suite 1400
                  Ottawa, Canada KIP 5Y7
                  Attn: Ronald Benn
                  Telephone:        (613) 230-7211
                  Facsimile:        (613) 230-6055

                  and




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                  Haynes and Boone LLP
                  901 Main Street, Suite 3100
                  Dallas, Texas 75202
                  Attn: William L.  Boeing
                  Telephone:        (214) 651-5553
                  Facsimile:        (214) 651-5940

         If to the Agent:

                  Enron Capital & Trade Resources Corp.
                  1400 Smith Street
                  Houston, Texas 77002
                  Attn: Donna Lowry
                  Telephone:        (713) 853-1939
                  Facsimile:        (713) 646-4039

         4.4 The Guarantor hereby designates all Indebtedness outstanding under this Agreement, the Loan Agreement, the Note and the other Loan Documents to be "Designated Senior Indebtedness" (as defined in the Offering Memorandum dated July 15, 1995 relating to the DEM Subordinated Debt) for purposes of the DEM Subordinated Debt.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         EXECUTED as of the date first above written.


                           QUEEN SAND RESOURCES, INC., a
                              Delaware corporation


                           By:
                                    Robert P. Lindsay
                                    Chief Operating Officer & Executive
                                       Vice President




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